UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2008

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

New Employment Agreements

    On May 7, 2008, Lazard Ltd (“Lazard”) and Lazard Group LLC (f/k/a Lazard LLC) (“Lazard Group”) entered into (i) an Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants (the “Golub Agreement”) with Steven J. Golub, Managing Director of Lazard Group, Vice Chairman of Lazard and Chairman of the Financial Advisory Group of Lazard Group, and (ii) a First Amendment to the Agreement Relating to Retention and Noncompetition and Other Covenants (collectively, the “Employment Agreement Amendments”) with each of Michael J. Castellano, Managing Director and Chief Financial Officer of Lazard and Lazard Group, Scott D. Hoffman, Managing Director and General Counsel of Lazard and Lazard Group, and Charles G. Ward, III, President of Lazard and Lazard Group (collectively, and together with Mr. Golub, the “Executives”).  The Golub Agreement supersedes the Agreement Relating to Retention and Noncompetition and Other Covenants entered into between Lazard Group and Mr. Golub on May 4, 2005.  Each of the Employment Agreement Amendments supersedes, with respect to its subject matter, Schedule I of each Executive’s prior retention agreement entered into with Lazard Group on May 4, 2005.

    Each of the Employment Agreement Amendments and the Golub Agreement provides for an employment term commencing on May 7, 2008 and ending on March 31, 2011, unless earlier terminated in accordance with the terms of the Employment Agreement Amendment or the Golub Agreement, as applicable.  The Employment Agreement Amendments and the Golub Agreement set forth a minimum annual base salary for each of Messrs. Golub, Castellano, Hoffman and Ward of $900,000, $500,000, $600,000 and $900,000, respectively.  The minimum annual base salary for each of Mr. Golub and Mr. Ward was reduced from $1.5 million in his prior retention agreement, and the minimum annual base salary for all the Executives replaces the guaranteed annual compensation (which was a combination of base salary and annual bonus) that each was entitled to receive under their prior retention agreement.  In addition, each Executive is entitled to an annual bonus to be determined under the applicable annual bonus plan of Lazard Group on the same basis as annual bonuses are determined for other executive officers of Lazard and paid in the same ratio of cash to equity awards as is applicable to other executives, provided that the Executive is employed by Lazard and Lazard Group at the end of the applicable fiscal year.

    If the employment of an Executive is terminated during the employment term due to a termination by Lazard and Lazard Group without cause or by the Executive for good reason then such Executive will be entitled to receive (i) any unpaid base salary through the date of termination and any earned and unpaid bonus amounts, (ii) the product of (a) two (or, if the termination occurs after a change in control, three) and (b) the sum of such Executive’s base salary and average annual bonus for the two fiscal years prior to the date of the Executive’s termination, (iii) continued medical and dental benefits for himself and his eligible dependents for two years following termination (or three years if the termination occurs after a change in control) and (iv) two additional years of age and service credit (or three years if the termination occurs after a change in control) for purposes of determining the Executive’s eligibility under the retiree health care benefit plans of Lazard Group.

    In addition, the Golub Agreement and the Employment Agreement Amendments provide that if the Executive’s employment is terminated without cause or for good reason, the Executive will receive a pro rata bonus.  The method employed to calculate the amount of the pro rata bonus depends on certain circumstances so as to ensure the deductibility of the payments for tax purposes.

    The Golub Agreement and the Employment Agreement Amendments include amendments to the definition of “good reason” intended to comply with recent tax law changes and to provide that certain relocations will constitute good reason.  The Golub Agreement and the Employment Agreement Amendments also continue to provide each Executive with a gross-up payment in the event any amounts received by such Executive from Lazard or Lazard Group become subject to the so-called “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code.

    The Golub Agreement also provides that if Mr. Golub voluntarily resigns after March 31, 2011, the restricted stock units (“RSUs”) that he currently holds and the RSUs that he is awarded in fiscal year 2008 and later years as part of ordinary annual incentive compensation will continue to vest on the original vesting dates, subject only to compliance with the applicable restrictive covenants through the applicable vesting date (without regard to the earlier expiration of the stated duration of any such restricted covenant), and will not be forfeited upon the termination of his employment.

    The Golub Agreement and the Employment Agreement Amendments do not modify the Executives’ restrictive covenants relating to confidential information, noncompetition, nonsolicitation of clients, no hire of employees, nondisparagement and transfer of client relationships.

New Incentive Compensation Plan

    At Lazard’s annual meeting of the shareholders on May 6, 2008, the shareholders approved the 2008 Incentive Compensation Plan (the “2008 Plan”).  Lazard’s Board of Directors had previously adopted the 2008 Plan, subject to shareholder approval.  For a description of the 2008 Plan, see Lazard’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2008.  A copy of the 2008 Plan is attached as Annex B to such Proxy Statement.

Item 8.01	Other Events.

    On May 7, 2008, Amendment No. 2 to the Operating Agreement of Lazard Group dated as of May 10, 2005 (the “Operating Agreement Amendment”) was adopted. The Operating Agreement Amendment (i) reduces the advance notice requirement for board meetings convened to resolve or act upon anything relating to (1) the revocation or termination of the appointment of, or any request for the resignation or retirement of, Lazard Group’s chairman or chief executive officer or (2) any revocation, reduction or limitation of the powers, authorities or discretions delegated or otherwise granted to Lazard Group’s chairman or chief executive officer, in each case, from at least seven business days to a date reasonably in advance of such meeting (but in no event more than five days) and (ii) eliminates the requirement that board action (1) to revoke or terminate the appointment of, or to request the resignation or retirement of, Lazard Group’s chairman or chief executive officer or (2) to revoke, reduce or limit the powers, authorities or discretions delegated or otherwise granted to Lazard Group’s chairman or chief executive officer be, in each case, preceded by a recommendation from a majority of the members of Lazard’s Nominating and Governance Committee.

    In addition, on May 7, 2008, Lazard, Lazard Group and LAZ-MD Holdings LLC (“LAZ-MD Holdings”) entered into the Second Amendment to the Master Separation Agreement (the “MSA Amendment”), dated as of May 10, 2005, by and among Lazard, Lazard Group, LAZ-MD Holdings and LFCM Holdings LLC (the “MSA”).  The MSA Amendment modifies certain provisions of the MSA governing the exchange of LAZ-MD Holdings exchangeable interests.

    The above summary of the Golub Agreement, the Employment Agreement Amendments, the Operating Agreement Amendment and the MSA Amendment is qualified in its entirety by reference to the complete terms and provisions of such agreement and amendments which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Second Amendment dated as of May 7, 2008, to the Master Separation Agreement dated as of May 10, 2005, as amended, by and among Lazard Ltd, Lazard Group LLC and LAZ-MD Holdings LLC.
3.1	Amendment No. 2 dated as of May 7, 2008, to the Operating Agreement of Lazard Group LLC dated as of May 10, 2005.
10.1	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants dated as of May 7, 2008, by and among Lazard Ltd, Lazard Group LLC and Steven J. Golub.
10.2
Form of First Amendment dated as of May 7, 2008, to Agreement Relating to Retention and Noncompetition and Other Covenants dated as of May 4, 2005, for each of Michael J. Castellano, Scott D. Hoffman and Charles G. Ward, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC (Registrant)

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer

Dated:  May 8, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Second Amendment dated as of May 7, 2008, to the Master Separation Agreement dated as of May 10, 2005, as amended, by and among Lazard Ltd, Lazard Group LLC and LAZ-MD Holdings LLC.
3.1	Amendment No. 2 dated as of May 7, 2008, to the Operating Agreement of Lazard Group LLC dated as of May 10, 2005.
10.1	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants dated as of May 7, 2008, by and among Lazard Ltd, Lazard Group LLC and Steven J. Golub.
10.2
Form of First Amendment dated as of May 7, 2008, to Agreement Relating to Retention and Noncompetition and Other Covenants dated as of May 4, 2005, for each of Michael J. Castellano, Scott D. Hoffman and Charles G. Ward, III.